UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

June 5, 2025

Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16211	39-1434669
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

13320 Ballantyne Corporate Place, Charlotte, North Carolina	28277-3607
(Address of Principal Executive Offices)	(Zip Code)

(844) 848-0137

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On June 5, 2025, DENTSPLY SIRONA Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, as representative of the several underwriters named in Schedule II thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $550,000,000 aggregate principal amount of its 8.375% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055 (the “Notes”), for resale to the public. The Underwriting Agreement contains customary representations and warranties, conditions to closing, indemnification rights, obligations of the parties and termination provisions. The Notes were offered pursuant to the Company’s Registration Statement on Form S-3ASR, File No. 333-286281, dated March 31, 2025 (the “Registration Statement”).

The closing of the sale of the Notes is expected to occur on June 12, 2025, subject to the satisfaction of customary closing conditions contained in the Underwriting Agreement. The net proceeds to the Company from the sale of the Notes, after deducting the Underwriters’ discounts but before deducting the estimated offering expenses payable by the Company, are expected to be approximately $544,500,000. The Company intends to use the proceeds from the sale of the Notes for general corporate purposes, including to repay indebtedness outstanding under the Company’s existing 364-day $435 million term loan and other short-term indebtedness. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference and incorporated by reference into the Registration Statement.

A press release dated June 5, 2025 announcing the pricing of the offering of the Notes is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 5, 2025, between DENTSPLY SIRONA Inc. and Goldman Sachs & Co. LLC, as representative of the several underwriters named in Schedule II thereto

99.1	Press Release Dated June 5, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY SIRONA Inc.

Date: June 6, 2025	By:	/s/ Richard C. Rosenzweig
Richard C. Rosenzweig
Executive Vice President, Corporate Development, General Counsel and Secretary